LanzaTech Global, Inc. Announces Second Quarter 2023 Financial Results Operating revenues of $12.9 million for second quarter 2023, an increase of 31% over second quarter 2022 Current cash, restricted cash, and investments of $161.1 million provides financial flexibility to execute business strategy through year-end 2024 without further need for additional capital resources Reiterate outlook for achieving positive adjusted EBITDA by year-end 2024 Expanding geographic footprint in Europe and India with expected commercial plant startups in 2023 Updating full year 2023 revenue and adjusted EBITDA outlook due to improved project visibility and financial results to date CHICAGO, Aug. 09, 2023 (GLOBE NEWSWIRE) -- LanzaTech Global, Inc. (Nasdaq: LNZA) (“LanzaTech” or the “Company”), a carbon recycling and leading Carbon Capture and Utilization (“CCU”) company, today reported its financial and operating results for the second quarter of 2023. Financial Results Summary In the second quarter, revenue totaled $12.9 million, an increase of 31% compared to $9.9 million in the second quarter of 2022, and a quarter-over-quarter increase of 34%. Results reflect continued growth across the business, driven primarily by increases in engineering and other services revenue in the Company’s biorefining segment as projects progressed through the development pipeline. Cost of revenues in the second quarter increased 46% over the same period last year, reflecting 31% higher revenue year-over-year for the quarter and the significant costs of engineering and other services on our sustainable aviation fuel project in the UK. Operating expenses totaled $32.7 million in the second quarter, a 52% increase from the prior year, reflecting year-over-year overall headcount growth, expedited expansion of key teams including engineering and strategic projects to accelerate project development across the business and within our Brookfield project pipeline, innovation and process improvement in our gas fermentation platform, commercialization efforts for our isopropanol-producing microbe, and general public company costs. These costs support efforts critical to the Company’s strategic growth objectives. Operating expenses in the second half 2023 are expected to be lower than in the first half as the Company experienced several one-time expenses in the first half, mainly attributable to professional services associated with the closing of the business combination. Net loss totaled $(26.8) million compared to net loss of $(15.9) million in the second quarter of 2022. Adjusted EBITDA for the second quarter totaled $(23.8) million, compared to $(17.9) million in the second quarter of 2022. Adjusted EBITDA of $(47.3) million for the first half includes the impact of several one-time expense add backs associated with the business combination completed earlier this year and initial securities registration. Adding back these one-time costs of approximately $4 million, mostly related to professional services associated with LanzaTech’s business combination transaction, is intended to provide a more accurate picture of the Company’s operating performance. Management Commentary “During the second quarter we made meaningful progress toward each of the strategic objectives we’ve outlined for the year. We moved two commercial scale projects to the advanced engineering stage, continued to progress our projects with IndianOil in India and with ArcelorMittal in Belgium toward expected startup in the third and fourth quarters, respectively, and commenced startup of our fourth facility with our JV partner in China.” said Jennifer Holmgren, Board Chair and Chief Executive Officer of LanzaTech. “We continue to illustrate the flexibility of our technology across a variety of waste feedstock sources and anticipate demonstrating the commercial viability of our isopropanol-producing microbe later this year. These important developments continue to validate that we have a gigaton scale carbon abatement solution many industries across the globe will need to rise to the current climate challenges.” Operational Highlights Š Continued Progress Toward Three Full-Scale Commercial Startups in 2023: The Company progressed three key projects toward commercial scale operations this quarter, broadening its global footprint. In India, progress over 2Q 2023 has led to expected start up at partner IndianOil Corporation’s facility in 3Q 2023. In Belgium, commercial scale production at partner ArcelorMittal’s facility is expected in 4Q 2023. In China, successful startup was achieved in 2Q 2023 at partner Shougang’s facility and ramp up to full-scale production is underway. Š Demonstration of Isopropanol-Producing Microbe at Scale: The Company is ahead of schedule in demonstrating production of its isopropanol-producing microbe at scale. Isopropanol can be used to make polypropylene, which had an estimated market size of $120 billion in 2022. This progress is expected to enable partners to use the same LanzaTech biorefining hardware to produce more than one product, taking advantage of commodity price changes due to market fluctuations and demand cycles. Š SAF Market Opportunity Set Continues to Scale: Recent announcements from LanzaJet including the planned completion of its 10 million gallon per year Freedom Pines Fuels facility, as well as from LanzaTech regarding its sustainable aviation fuel (SAF) project in the United Kingdom, continue to demonstrate the significant opportunity for the Company in supplying its waste-based ethanol to producers of SAF via LanzaJet’s Alcohol to Jet technology. The ambitious production targets of SAF market participants are expected to drive a substantial opportunity for the Company due to the limitations of competing renewable feedstocks longer term.

Š PET Production Expands Potential End Markets: The recently announced production of PPKNatura—the world’s first polyethylene terephthalate (PET) resin made from captured carbon emissions—with Plastipak Packaging, Inc. opens significant new end markets for the Company, including the food and pharmaceutical packaging markets where recycled PET cannot be used. Balance Sheet and Liquidity As of June 30, 2023, LanzaTech had $161.1 million in total cash, restricted cash, and investments compared to $194.9 million at the end of first quarter 2023. LanzaTech does not have any outstanding debt, other than the Brookfield SAFE and the Fixed Maturity Consideration associated with the Forward Purchase Agreement, as described in the Company’s filing on Form 10-Q for the quarter ending June 30, 2023, which, for accounting purposes, are treated as debt instruments and are classified as liabilities on the Company’s condensed consolidated balance sheet as of June 30, 2023. The Company believes that the current liquidity position will be sufficient to execute its business plan and achieve its growth objectives. 2023 Guidance LanzaTech is updating its 2023 outlook for total revenue and adjusted EBITDA to reflect increased visibility into the progression of its current project pipeline while considering 2023 financial results to date. The Company expects total revenue for the full year 2023 of $80 million to $100 million. Adjusted EBITDA is forecasted to be $(75) million to $(65) million. The updated financial guidance reflects recent shifts in expected project milestone timing which push certain expected revenues from late 2023 into early 2024. As such, the Company reiterates its previous target of reaching positive adjusted EBITDA by the end of 2024. Conference Call Information LanzaTech will host a conference call today, August 9, 2023, at 8:30 A.M. EDT to review the Company's financial results, discuss recent events and conduct a question-and-answer session. The conference call may be accessed via a live webcast on a listen-only basis at https://ir.lanzatech.com/news-events/events-presentations. To participate in the live teleconference: Domestic callers: (844) 826-3035 International callers: (412) 317-5195 Conference ID: 10180656 A replay will be available shortly after the call and can be accessed by dialing: Domestic callers: (844) 512-2921 International callers: (412) 317-6671 Conference ID: 10180656 The replay will be available until Wednesday, August 23, 2023. An archive of the webcast will be available shortly after the call on LanzaTech’s website at https://ir.lanzatech.com/ for twelve months following the call. An archive of the webcast will be available shortly after the call on LanzaTech’s website at https://ir.lanzatech.com/ for twelve months following the call. About LanzaTech Global Inc. Headquartered in Skokie, IL, LanzaTech Global, Inc. (Nasdaq: LNZA) captures waste carbon and transforms it into materials such as sustainable fuels, fabrics, packaging, and other products. Using a variety of waste feedstocks, LanzaTech’s technology platform is contributing to a future where consumers are not dependent on virgin fossil feedstocks for everything in their daily lives. LanzaTech’s goal is to challenge and change the way the world uses carbon, enabling a new circular carbon economy where carbon is reused rather than wasted, skies and oceans are kept clean, and pollution becomes a thing of the past. For more information about LanzaTech visit https://lanzatech.com. Forward Looking Statements This press release includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of LanzaTech. These statements are based on the beliefs and assumptions of LanzaTech’s management. Although LanzaTech believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, LanzaTech cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, LanzaTech’s management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LanzaTech’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. New risk factors that may affect actual results or outcomes emerge from time to time and it is not possible to predict all such risk factors, nor can LanzaTech assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to LanzaTech or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. LanzaTech undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with US GAAP and to provide investors with additional information regarding our financial results, we have presented adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by US GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

We define adjusted EBITDA as our net loss, excluding the impact of depreciation, interest income, net, stock-based compensation, change in fair value of warrant liabilities, change in fair value of SAFE liabilities, change in fair value of the prepaid forward contract derivative and Fixed Maturity Consideration, transaction costs on issuance of Forward Purchase Agreement, (gain) loss from equity method investees and other one-time costs related to the Business Combination and initial securities registration. We monitor and have presented in this Quarterly Report adjusted EBITDA because it is a key measure used by our management and the Board to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we include in net loss. Accordingly, we believe adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results and enhancing the overall understanding of our past performance and future prospects.

Adjusted EBITDA is not prepared in accordance with US GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with US GAAP. There are a number of limitations related to the use of adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with US GAAP. For example, adjusted EBITDA: (i) excludes stock-based compensation expense because it is a significant non-cash expense that is not directly related to our operating performance; (ii) excludes depreciation expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future; (iii) excludes gain or losses on equity method investee; and (iv) excludes certain income or expense items that do not provide a comparable measure of our business performance. In addition, the expenses and other items that we exclude in our calculations of adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from adjusted EBITDA when they report their operating results. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

For the three months ended March 31, 2023, the Company did not exclude from Adjusted EBITDA certain one-time costs related to the Business Combination and initial securities registration that occurred during the period. This represents costs incurred related to the Business Combination that do not meet the direct and incremental criteria per SEC Staff Accounting Bulletin Topic 5.A to be charged against the gross proceeds of the transaction, but they are not expected to recur in the future, as well as costs incurred subsequent to deal close related to our initial securities registration. To conform with the adjusted EBITDA measure as described above, and provide a more useful view of the Company's operating performance, the Company determined that these costs should be excluded from the adjusted EBITDA measure for the period in which they occurred.

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of pending litigation, unusual gains and losses, foreign currency exchange gains or losses and potential future asset impairments, as well as discrete taxable events, without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

LANZATECH GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Period Ended	
	June 30, 2023	December 31, 2022
Assets		
Current assets:		
Cash and cash equivalents	$ 110,719	$ 83,045
Debt security investments	49,704	-
Trade and other receivables, net of allowance	7,766	11,695
Contract assets	21,776	18,000
Other current assets	18,952	11,157
Total current assets	208,917	123,897
Property, plant and equipment, net	22,280	19,689
Right-of-use assets	6,582	6,969
Equity method investment	10,164	10,561
Equity security investment	14,990	14,990
Other non-current assets	5,600	750
Prepaid forward contract derivative	33,804	-
Total assets	$ 302,337	$ 176,856

Liabilities, Contingently Redeemable Preferred Stock, and Shareholders' Deficit		
Current liabilities:		
Accounts payable	$ 11,153	$ 7,455
Other accrued liabilities	3,639	4,502
AM SAFE liability	-	28,986
Warrants	8,422	4,108
Contract liabilities	2,952	3,101
Accrued salaries and wages	5,093	7,031
Current lease liabilities	1,356	798
Total current liabilities	32,615	55,981
Non-current lease liabilities	6,038	6,615
Non-current contract liabilities	9,480	10,760
Fixed Maturity Consideration	6,737	-
Brookfield SAFE liability	34,150	50,000
Other long-term liabilities	1,679	1,591
Total liabilities	90,699	124,947
Commitments and Contingencies (see note 14)		
Contingently Redeemable Preferred Stock		
Redeemable convertible preferred stock, $0.0001 par value; 20,000,000 and 130,133,670 shares authorized, — and 129,148,393 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	-	480,631
Shareholders' Deficit		
Common stock, $0.0001 par value; 400,000,000 and 158,918,093 shares authorized, 195,674,502 and 10,422,051 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	19	1
Additional paid-in capital	996,704	24,782
Accumulated other comprehensive income	2,787	2,740
Accumulated deficit	(787,872)	(456,245)
Total shareholders' equity (deficit)	$ 211,638	$ (428,722)
Total liabilities, contingently redeemable preferred stock, and shareholders' equity	$ 302,337	$ 176,856

LANZATECH GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2023	2022	2023	2022
Revenue:				
Revenue from contracts with customers - services	$ 10,372	$ 7,139	$ 17,957	$ 13,602
Revenue from contracts with customers - tangible products	1,007	982	1,007	1,722
Revenue from collaborative arrangements	462	973	1,550	973
Revenue from related party transactions	1,076	758	2,049	1,412
Total revenue	12,917	9,852	22,563	17,709
Cost and operating expenses:				
Cost of revenue from contracts with customers - services (exclusive of depreciation shown below)	(9,631)	(6,417)	(16,973)	(11,613)
Cost of revenue from contracts with customers - tangible products (exclusive of depreciation shown below)	(727)	(312)	(727)	(876)
Cost of revenue from collaborative arrangements (exclusive of depreciation shown below)	(419)	(471)	(826)	(471)
Cost of revenue from related party transactions (exclusive of depreciation shown below)	(50)	(227)	(91)	(296)
Research and development expense	(18,908)	(13,237)	(35,194)	(25,598)
Depreciation expense	(1,348)	(1,163)	(2,605)	(2,222)
Selling, general and administrative expense	(12,452)	(7,146)	(29,287)	(12,224)

Total cost and operating expenses	(43,535)	(28,973)	(85,703)	(53,300)
Loss from operations	(30,618)	(19,121)	(63,140)	(35,591)
Other income (expense):				
Interest income, net	1,701	(5)	1,915	(5)
Other expense, net	2,001	102	(28,395)	76
Total other income (expense), net	3,702	97	(26,480)	71
Loss before income taxes	(26,916)	(19,024)	(89,620)	(35,520)
Income tax expense	-	-	-	-
Gain (loss) from equity method investees, net	130	3,095	(478)	2,813
Net loss	$ (26,786)	$ (15,929)	$ (90,098)	$ (32,707)
Other comprehensive loss:				
Foreign currency translation adjustments	96	(355)	47	(383)
Comprehensive loss	$ (26,690)	$ (16,284)	$ (90,051)	$ (33,090)
Unpaid cumulative dividends on preferred stock	-	(9,654)	(4,117)	(19,177)
Net loss allocated to common shareholders	$ (26,786)	$ (25,583)	$ (94,215)	$ (51,884)
Net loss per common share - basic and diluted	$ (0.14)	$ (2.77)	$ (0.60)	$ (5.63)
Weighted-average number of common shares outstanding - basic and diluted	195,537,601	9,222,214	156,472,730	9,222,870

LANZATECH GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Six Months Ended June 30, 2023	2022
Cash Flows From Operating Activities:		
Net loss	$ (90,098)	$ (32,707)
Adjustments to reconcile net loss to net cash used in operating activities:	-	-
Share-based compensation expense	8,715	1,414
Gain on change in fair value of SAFE and warrant liabilities	(4,663)	(766)
Loss on change in fair value of the prepaid forward contract and the Fixed Maturity Consideration	33,029	-
Provision for losses on trade and other receivables	800	-
Depreciation of property, plant and equipment	2,605	2,222
Amortization of discount on debt security investment	(508)	-
Non-cash lease expense	387	886
Non-cash recognition of licensing revenue	(1,136)	(1,080)
Loss (gain) from equity method investees, net	478	(2,813)
Net foreign exchange loss (gain)	194	(605)
Changes in operating assets and liabilities:		
Accounts receivable, net	3,129	(3,296)
Contract assets	(3,668)	(3,807)
Accrued interest on debt investment	(93)	-
Other assets	(8,942)	(4,638)
Accounts payable and accrued salaries and wages	1,881	4,077
Contract liabilities	(150)	(237)
Operating lease liabilities	(19)	(996)
Other liabilities	(1,057)	(159)
Net cash used in operating activities	$ (59,116)	$ (42,505)
Cash Flows From Investing Activities:		
Purchase of property, plant and equipment	(5,318)	(4,894)
Purchase of debt securities	(49,103)	-
Forward purchase option derivative purchase	(60,096)	-
Purchase of additional interest in equity method investment	(288)	-
Origination of related party loan	(5,212)	-
Net cash used in investing activities	$ (120,017)	$ (4,894)

Cash Flows From Financing Activities:				
Proceeds from issue of equity instruments of the Company		-		7
Proceeds from the Business Combination and PIPE, net of transaction expenses (Note 3)		213,381		-
Proceeds from exercise of options		1,077		-
Repurchase of equity instruments of the Company		(7,650)		-
Net cash provided by financing activities	$	206,808	$	7
Net increase (decrease) in cash, cash equivalents and restricted cash		27,675		(47,392)
Cash, cash equivalents and restricted cash at beginning of period		83,710		128,732
Effects of currency translation on cash, cash equivalents and restricted cash		4		(71)
Cash, cash equivalents and restricted cash at end of period	$	111,389	$	81,269
Supplemental disclosure of non-cash investing and financing activities:				
Acquisition of property, plant and equipment under accounts payable		125		713
Reclassification of capitalized costs related to the business combination to equity		1,514		-
Cashless conversion of warrants on preferred shares		5,890		-
Recognition of public and private warrant liabilities in the Business Combination		4,624		-
Reclassification of AM SAFE warrant to equity		1,800		-
Conversion of AM SAFE liability into common stock		29,730		-
Conversion of Legacy LanzaTech NZ, Inc. preferred stock and in-kind dividend into common stock		722,160		-
Reclassification of Shortfall warrant to equity		3,063		-

Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands of U.S. dollars)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,			
(In thousands)	2023		2022	
Net Loss	$	(63,312)	$	(16,778)
Depreciation		1,257		1,059
Interest income		(214)		-
Income tax expense		-		-
Stock-based compensation expense and change in fair value of SAFE and warrant liabilities (1)		(17,474)		678
Change in fair value of the prepaid forward contract derivative and Fixed Maturity Consideration		51,109		-
Transaction costs on issuance of Forward Purchase Agreement		451		-
Loss from equity method investees, net		608		282
Adjusted EBITDA	$	(27,575)	$	(14,759)
One-time costs related to the Business Combination and initial securities registration (2)		4,062	-	-
Adjusted EBITDA (Recast)	$	(23,513)	-$	(14,759)

(1) Stock-based compensation expense represents expense related to equity compensation plans
(2) Represents costs incurred related to the Business Combination that do not meet the direct and incremental criteria per SEC Staff Accounting Bulletin Topic 5.A to be charged against the gross proceeds of the transaction, but are not expected to recur in the future, as well as costs incurred subsequent to deal close related to our initial securities registration.

	Three Months Ended June 30,				Six Months Ended June 30,			
(In thousands)	2023		2022		2023		2022	
Net Loss	$	(26,786)	$	(15,929)	$	(90,098)	$	(32,707)
Depreciation		1,348		1,163		2,605		2,222
Interest income, net		(1,701)		5		(1,915)		5
Income tax expense		-		-		-		-

Stock-based compensation expense and change in fair value of SAFE and warrant liabilities (1)	21,526	(30)	4,052	648
Change in fair value of the prepaid forward contract derivative and Fixed Maturity Consideration	(18,080)	-	33,029	-
Transaction costs on issuance of Forward Purchase Agreement	-	-	451	-
(Gain) loss from equity method investees, net	(130)	(3,095)	478	(2,813)
One-time costs related to the Business Combination and initial securities registration(2)	-	-	4,062	-
Adjusted EBITDA	$ (23,823)	$ (17,886)	$ (47,336)	$ (32,645)

(1) Stock-based compensation expense represents expense related to equity compensation plans

(2) Represents costs incurred related to the Business Combination that do not meet the direct and incremental criteria per SEC Staff Accounting Bulletin Topic 5.A to be charged against the gross proceeds of the transaction, but are not expected to recur in the future, as well as costs incurred subsequent to deal close related to our initial securities registration.

Contacts:

Media Relations Contact - LanzaTech
Kit McDonnell
Director of Communications
press@lanzatech.com

Investor Relations Contact - LanzaTech
Omar El-Sharkawy
VP, Corporate Development
LanzatechIR@icrinc.com